EXHIBIT 21.1
LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2024

Company Name	State of Incorporation
ANT JV Owner, LLC	Delaware
ARGENTA DEVELOPMENT COLORADO, LLC	Florida
BASELINE DEVELOPMENT COLORADO, LLC	Florida
Century Homes Florida, LLC	Florida
CHF Construction, LLC	Florida
COTTAGE CORNER DEVELOPMENT, LLC	Florida
DF CONSTRUCTION AZ, LLC	Arizona
DF Looking Glass 2A, LLC	Florida
DF Looking Glass 2B, LLC	Florida
DF Title, LLC	Florida
DFC Amelia Concourse Phase III, LLC	Florida
DFC Grand Landings, LLC	Florida
DFC Sterling Ranch, LLC	Florida
DFC Wilford, LLC	Florida
DFH 2/2 Potomac Station, LLC	Florida
DFH 2/2 WAXPOOL CROSSING, LLC	Florida
DFH BASELINE WEST TH, LLC	Florida
DFH Blue Ridge, LLC	Florida
DFH Capitol Division, LLC	Delaware
DFH Capitol, LLC	Florida
DFH CASCADES, LLC	Florida
DFH CLOVER BASIN RANCH, LLC	Florida
DFH Colorado Realty, LLC	Colorado
DFH Corona, LLC	Florida
DFH Coventry, LLC	Florida
DFH Crescent, LLC	Delaware
DFH GLENMONT, LLC	Florida
DFH Goose Creek, LLC	Florida
DFH GREEN RIVER, LLC	Florida
DFH Greenville Liberty Assets, LLC	Florida
DFH Greyhawk, LLC	Florida
DFH HARMONY TH, LLC	Florida
DFH HOMECO GP, LLC	Florida
DFH IH Partnership Holdco, LLC	Florida
DFH INSPIRATION LLC	Florida
DFH IP USA, LLC	Florida
DFH JET GP, LLC	Florida
DFH Johns Landing, LLC	Florida
DFH Land, LLC	Florida
DFH LIBERTY, LLC	Florida
DFH Magnolia, LLC	Florida
DFH Mandarin, LLC	Florida

Company Name	State of Incorporation
DFH MC, LLC	Florida
DFH MOUNTAIN BROOK, LLC	Florida
DFH NORTHFIELD TH, LLC	Florida
DFH OFFICE, LLC	Florida
DFH Panels Southeast, LLC	Florida
DFH PARKSIDE WEST TH, LLC	Florida
DFH Prominence Jacksonville, LLC	Florida
DFH Prominence, LP	Florida
DFH Realty Georgia, LLC	Georgia
DFH REALTY TENNESSEE, LLC	Florida
DFH Realty Texas, LLC	Florida
DFH RESTON, LLC	Florida
DFH Savannah, LLC	Florida
DFH Sonoma TX, LLC	Florida
DFH Staybull, LLC	Florida
DFH STERLING RANCH 3B TH, LLC	Florida
DFH TALLYN RIDGE, LLC	Florida
DFH WATERFIELD TH, LLC	Florida
DFH Wildwood, LLC	Florida
DFH-ANT, LLC	Florida
DFRC - Hamlin, LLC	Florida
DFRC, LLC	Florida
Dream Captive Insurer, Inc.	North Carolina
DREAM FIBER, LLC	Florida
Dream Finders Holdings, LLC	Florida
DREAM FINDERS HOMES ARIZONA, LLC	Florida
Dream Finders Homes Foundation, Inc.	Florida
Dream Finders Homes, LLC	Florida
Dream Finders Realty, LLC	Florida
FARMSTEAD DEVELOPMENT COLORADO, LLC	Florida
FIRELIGHT PARK DEVELOPMENT COLORADO, LLC	Florida
Fish Haul Road Holdco, LLC	Florida
FMR IP, LLC	Texas
GEOS Development Colorado, LLC	Florida
H&H Constructors of Fayetteville, LLC	North Carolina
H&H Homes Realty, LLC	North Carolina
Harmony Land Development Colorado, LLC	Florida
HDP CREEKSIDE, LLC	Delaware
Hilton Head Custom Homes, LLC	South Carolina
HM-7 JV Owner, LLC	Delaware
Homeco Purchasing Company, Ltd.	Texas
JAX DC REAL PROPERTY HOLDINGS, LLC	Florida
JAX National Aircraft, LLC	Florida
JET HOME LOANS VENTURES, LLC	Florida
Jet HomeLoans, LP	Florida

Company Name	State of Incorporation
Millennium Title of Texas, L.C.	Texas
MOUNTAIN BROOK DEVELOPMENT COLORADO, LLC	Florida
MOUNTAIN BROOK TH, LLC	Florida
Northfield TH Development Colorado, LLC	Florida
PARKSIDE WEST DEVELOPMENT COLORADO, LLC	Florida
Pine Ridge Insurance, LLC	Florida
PSJ JV Owners, LLC	Delaware
PURVIS FARM DEVELOPMENT COLORADO, LLC	Florida
STERLING RANCH 3B DEVELOPMENT COLORADO, LLC	Florida
Uplands Development Colorado A2, LLC	Florida
Uplands Development Colorado A3, LLC	Florida
Uplands Development Colorado A4, LLC	Florida
Uplands Development Colorado A7, LLC	Florida
Uplands Development Colorado B1, LLC	Florida
Uplands Development Colorado D1, LLC	Florida
UPLANDS DEVELOPMENT COLORADO, LLC	Florida
Village Park Homes, LLC	South Carolina
WATERFIELD DEVELOPMENT COLORADO, LLC	Florida
Waxpool Crossing 22, LLC	Florida
Westminster Neighborhood Mixed Use, LLC	Florida

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